As filed with the Securities and Exchange Commission on July 23, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIVE OAK BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	6022	26-4596286
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1741 Tiburon Drive

Wilmington, North Carolina 28403

(910) 790-5867

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James S. Mahan III

Chairman and Chief Executive Officer

Live Oak Bancshares, Inc.

1741 Tiburon Drive

Wilmington, North Carolina 28403

(910) 790-5867

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Todd H. Eveson Jonathan A. Greene Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, North Carolina 27607 (919) 781-4000	Michael Paul Reed Christopher J. DeCresce Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, DC 20001 (202) 662-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-205126

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(2)
Common Stock, no par value	$7,250,007	$842.46

(1)	Includes the aggregate offering price of additional shares that the underwriters have the right to purchase from the Registrant, if any.
(2)	Pursuant to Rule 457(p), $842.46 of the filing fee previously paid by the Registrant in connection with the Registrant’s prior Registration Statement on Form S-1, filed with the Commission on April 14, 2014 (Registration No. 333-195254) is offset against the currently due filing fee of $842.46.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-205126), which was declared effective by the Commission on July 22, 2015, and is being filed solely for the purpose of registering an increase in the proposed maximum aggregate offering price of $7,250,007. The required opinions and consents are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of North Carolina on July 23, 2015.

LIVE OAK BANCSHARES, INC. (Registrant)

By:	/s/ James S. Mahan III
James S. Mahan III
Chairman and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Date

/s/ James S. Mahan III James S. Mahan III Chairman and Chief Executive Officer (Principal Executive Officer)	July 23, 2015
/s/ S. Brett Caines S. Brett Caines Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 23, 2015
/s/ William L. Williams III* William L. Williams III Vice Chairman of the Board of Directors	July 23, 2015
/s/ David G. Lucht* David G. Lucht Chief Risk Officer and Director	July 23, 2015
/s/ Neil L. Underwood* Neil L. Underwood President and Director	July 23, 2015
/s/ Milton E. Petty* Miltom E. Petty Director	July 23, 2015
/s/ William H. Cameron* William H. Cameron Director	July 23, 2015
/s/ Diane B. Glossman* Diane B. Glossman Director	July 23, 2015

	/s/ Howard K. Landis III* Howard K. Landis III Director	July 23, 2015
	/s/ Jerald L. Pullins* Jerald L. Pullins Director	July 23, 2015
	/s/ Glen F. Hoffsis* Glen F. Hoffsis Director	July 23, 2015
	/s/ Don Jackson* Don Jackson Director	July 23, 2015

*	/s/ James S. Mahan III
James S. Mahan III Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP

23.1	Consent of Dixon Hughes Goodman LLP

23.2	Consent of Wyrick Robbins Yates & Ponton LLP (Included in its opinion filed as Exhibit 5.1)

24.1	Power of Attorney

24.2	Power of Attorney